Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (Registration No. 333-104060) of DCAP Group, Inc. of our report dated February 24, 2005 with respect to the consolidated financial statements of DCAP Group, Inc. appearing in this Annual Report on Form 10-KSB of DCAP Group, Inc. for the year ended December 31, 2004.

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
Melville, New York
March 30, 2005